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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934




                                ORBIT/FR, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                                      23-2874370
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



       506 Prudential Road
       Horsham, PA 19044                                       19044
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(Address of principal executive offices)    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered
     -------------------                    ------------------------------

     None                                   None



     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following
box.   [  ]

Securities to be registered pursuant to 12(g) of the Act:



                    Common Stock, par value $.01 per share
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                               (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The description of the Registrant's Common Stock, par value $.01 per share, set forth under the heading "Description of Securities" in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-25015) dated May 19, 1997, as such description may be amended by any Amendment to such Registration Statement subsequently filed or by the form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act, is incorporated herein by reference.

Item 2.  Exhibits
         --------

     *1.1.     Specimen of Common Stock Certificate of the Registrant.

     *2.1.     Amended and Restated Certificate of Incorporation of the
               Registrant.

     *2.2      Bylaws of the Registrant.
_____________________

     * Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-25015) filed with the Securities and Exchange Commission on May 19, 1997.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ORBIT/FR, INC.



Date:   May 19, 1997                     By:     /s/ Aryeh Trabelsi
                                            ---------------------------------
                                               Aryeh Trabelsi
                                               President and Chief Executive
                                               Officer